UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2014

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01.  Other Events

Effective March 18, 2014, American States Water Company adopted a formal policy prohibiting officers and directors from entering into hedging or monetization transactions involving its common shares and holding its common shares in a margin account or pledging its common shares as collateral for a loan; exceptions to the pledging prohibition may be granted by the Nominating and Governance Committee upon two weeks’ advance notice if the person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.  A copy of the Company’s Policy Regarding Hedging and Pledging of Company Stock is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibits are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished hereunder:

Exhibit 99.1:  Policy Regarding Hedging and Pledging of Company Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

March 21, 2014	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Policy Regarding Hedging and Pledging of Company Stock